Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Registration Statement on Form F-1 No. 333-255938 of Genius Sports Limited (the “Company”) of our report dated March 18, 2022, relating to the consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

March 18, 2022